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                                                                    Exhibit 10-Z
                              Spin-Off Amendment
                              for the Separation
                           of Assets and Liabilities
                                    of the
                       Bindley Western Industries, Inc.
                                       &
                       Subsidiaries Profit Sharing Plan


WHEREAS, Bindley Western Industries, Inc. (the "Company") previously adopted and presently maintains the Bindley Western Industries, Inc. & Subsidiaries Profit Sharing Plan (the "Bindley Western Plan"), and Priority Healthcare Corporation (the "Subsidiary") participated in the Bindley Western Plan; and,

WHEREAS, Section 14.5 of the Bindley Western Plan expressly provides that the Company has the right to transfer assets to any other Plan or otherwise modify the terms of the Bindley Western Plan, retroactively if necessary; and,

WHEREAS, the Company and Subsidiary desires to spin-off assets and liabilities of the Subsidiaries Employees effective as of January 1, 1999 (the "Setup Date"), and establish the Profit Sharing Plan of Priority Healthcare Corporation and Affiliates (the "Priority Plan") independent of the Bindley Western Plan to benefit the Subsidiary's Employees pursuant to the terms of the Priority Plan with no obligation to make contributions to the Bindley Western Plan;

NOW THEREFORE,

BE IT RESOLVED, the assets and liabilities of the Subsidiary are hereby separated and transferred into the Priority Plan with identical terms (except as modified for purposes of accomplishing the spin-off) as the Bindley Western Plan prior to separation. Capitalized terms, to the extent not defined herein, shall have the same meaning as in the Bindley Western Plan:

Modification of the Bindley Western Plan:

Notwithstanding anything in the Bindley Western Plan to the contrary, the Bindley Western Plan is hereby amended, as of the Setup Date, as follows:

     1. All contributions (or other benefit accruals) from the Subsidiary shall cease, effective as of the Setup Date, no Participant of the Subsidiary therein Shall accrue any additional benefits thereunder, and no Employee of the Subsidiary, otherwise eligible to participate in the Bindley Western Plan as of the Setup Date, Shall enter the Bindley Western Plan;

     2. All amounts held for the benefit of Participants of the Subsidiary in the Bindley Western Plan, including the non-vested portions thereof, Shall be preserved, and transferred, as soon as practicable, to the Priority Plan;
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     3.   Notwithstanding anything contained in the provisions of the Bindley
          Western Plan, the Priority Plan, or this amendment, all Participants under the Bindley Western Plan will receive a benefit immediately after the separation which is at least as great as the benefit the Participant would have received under the terms of the Bindley Western Plan had the Bindley Western Plan terminated on the day before the Setup Date, subject only to vesting pursuant to the terms of the Bindley Western Plan; and

     4. On and after the Setup Date (or the date assets of the Bindley Western Plan are received and held under the terms of the Priority Plan and this amendment, if later) the Bindley Western Plan Shall continue to exist, and all provisions thereof, except as modified pursuant to this amendment Shall be in full force and effect.

Terms of the Priority Plan:

Notwithstanding anything in the Priority Plan to the contrary, the Priority Plan is hereby established, as of the Setup Date, as follows:

     1. The Priority Plan Shall accept, and hold, assets transferred from the Bindley Western Plan pursuant to this amendment and separation. The Priority Plan Shall accept all records, accountings, and other descriptions of benefits accrued under the Bindley Western Plan, and Shall maintain such benefits as part of and payable from the Priority Plan, to the extent of assets actually received by the Priority Plan;

     2. All benefits payable to Employees of the Subsidiary from the Bindley Western Plan as of the Setup Date will be provided by the Priority Plan on the same terms and conditions, in the same amount, form and manner, and at the same time and frequency as under the Bindley Western Plan as in effect from time to time prior to the Setup Date, and the Priority Plan shall contain appropriate provisions to protect all benefits, rights and features required to be protected under the provisions of Internal Revenue Code Section 411(d)(6);

     3. All beneficiary designation forms, option election forms, spousal consent forms, and other administrative forms and materials executed under the terms of the Bindley Western Plan Shall continue in full force and effect with respect to the Priority Plan, unless otherwise required by law; and

     4. All Priority Healthcare Corporation Participants of the Bindley Western Plan shall immediately become Participants of the Priority Plan, as of the Setup Date, and all Subsidiary employees otherwise eligible to participate in the Bindley Western Plan, but who have not yet entered as Participants in the Bindley Western Plan Shall become Participants in the Priority Plan as of the next Entry Date. All service performed by Employees of the Subsidiary, as credited pursuant to the terms of the Bindley Western Plan Shall be credited for purposes of calculating eligibility and vesting Years of Service under the terms of the Priority Plan. Notwithstanding the foregoing, under no circumstances Shall the vested percentage of a Participant credited with Years of Service while in the employ of the Subsidiary be reduced with respect to any benefits accrued under the terms of the Bindley Western Plan prior to the Setup Date, or with respect to the benefits accrued under the terms of the Priority Plan on or after the Setup Date; and
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     5.   Notwithstanding anything contained in the provisions of the Priority
          Plan, the Bindley Western Plan, or this amendment, all Participants under the Priority Plan will receive a benefit immediately after the separation which is at least as great as the benefit the Participant would have received under the terms of the Bindley Western Plan had the Bindley Western Plan terminated on the day before the Setup Date, subject only to vesting pursuant to the terms of the Bindley Western Plan.

IN WITNESS WHEREOF, the Company and the Subsidiary have executed this Amendment, as of this 11th day of December, 1998.


                                   Bindley Western Industries, Inc.


                                   By:  /s/  Michael D. McCormick
                                        ------------------------------------

                                        Secretary
                                        ------------------------------------


                                   Priority Healthcare Corporation


                                   By:  /s/  Barbara Luttrell
                                        ------------------------------------

                                        Vice President of Administration
                                        ------------------------------------